Exhibit 99.2

FOR RELEASE:	INVESTOR CONTACT:	Sandy Fabre
November 18, 2010 at 8:30 a.m. EST		Nordstrom, Inc.
206-233-6563

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
206-373-3036

Nordstrom Board Of Directors Approves Quarterly Dividend

SEATTLE, Wash. – (November 18, 2010) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has approved a quarterly dividend of 20 cents per share payable on December 15, 2010, to shareholders of record on November 30, 2010.

About Nordstrom

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 204 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 115 full-line stores, 86 Nordstrom Racks, two Jeffrey boutiques and one clearance store. Nordstrom also serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

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